                                                                    EXHIBIT 99.4

                            SCOPUS TECHNOLOGY, INC.

                  STOCK OPTION AGREEMENT TERMS AND CONDITIONS


     1.   Grant of Option.  Scopus Technology, Inc., a California corporation
          ---------------
(the Company "), has granted to the Optionee (the " Optionee ") named in the Notice portion of this Stock Option Agreement (the "Notice of Grant"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Scopus Technology, Inc. 1991 Stock Option Plan (the "Plan"), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

     If designated as an Incentive Stock Option in the Notice of Grant, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2.   Exercise of Option.  This Option shall be exercisable during its term
          ------------------
in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

          (i)  Right to Exercise.
               -----------------

               (a) This Option may not be exercised for a fraction of a share.

               (b) In the event of Optionee's death, disability or other termination of Optionee's consulting relationship or Continuous Status as an Employee, the exercisability of the Option is governed by Section 9 of the Plan, subject to the limitation contained in subsection 2(i)(c).

               (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

          (ii) Method of Exercise.  This Option shall be exercisable by delivery
               ------------------
of an Exercise Notice and Stock Purchase Agreement (the "Purchase Agreement") in the form attached as Exhibit A, which shall state the number of Shares in
                     ---------
respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such Purchase Agreement shall be signed by the Optionee and, if the Optionee is married, the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Purchase Agreement shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Purchase Agreement accompanied by the Exercise Price.

     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Method of Payment.  Payment of the Exercise Price shall be by cash,
          -----------------
check or a combination thereof.

     4.   Tax Consequences.  Set forth below is a brief summary as of the date
              ------------
of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i)   Exercise of Incentive Stock Option.  If this Option qualifies as
                ----------------------------------
an Incentive Stock Option ("ISO"), there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (ii)  Exercise of Nonqualified Stock Option ("NSO").  If this Option
                ---------------------------------------------
does not qualify as an ISO, there may be a regular federal income tax liability and a state income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii) Disposition of Shares.  In the case of an NSO, if Shares are
                ---------------------
held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

          (iv)  Notice of Disqualifying Disposition of ISO Shares.  If the
                ------------------------------------------
Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

          BY ACCEPTING THIS OPTION GRANT, OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1991 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

                                   EXHIBIT A
                                   ---------

                  EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT
                  --------------------------------------------


Scopus Technology, Inc.
1900 Powell Street, Suite 700
Emeryville, California 94608

Attention:  ____________________

     1.   Exercise of Option.  Effective as of today, __________, 199___, the
          ------------------
undersigned ("Purchaser") hereby elects to purchase shares (the "Shares") of-
              ---------                                          ------
Common Stock of Scopus Technology, Inc. (the "Company") under and pursuant to
                                              -------
the Company's 1991 Stock Option Plan (the "Plan") and the Stock Option Agreement
                                           ----
dated _______________ (the ""Option Agreement"). The purchase price for the
                            -------------------
Shares shall be $           , as required by the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -----------
full purchase price for the Shares.

     3.   Right of First Refusal.  Purchaser acknowledges and agrees that before
          ----------------------
any Shares registered in the name of Purchaser may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company as follows:

          (a) Purchaser shall deliver a notice ("Notice") to the Company stating
                                               ----------
(i) Purchaser's bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred, (iii) the price for which he or she proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

          (b) Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase all or more Shares to which the Notice refers at a price per share equal to the price per share set forth in the Notice.

          (c) If the Company elects to exercise its right of first refusal, the Company shall notify Purchaser in writing of the date and place for closing, which closing shall occur not more than forty-five (45) days after the Company's receipt of the Notice. At the closing, the holder of the certificate for the shares to be sold shall deliver the stock certificate or certificates evidencing such Shares, and the Company shall deliver the purchase price therefor.

     4.   Market Standoff Agreement.  Purchaser agrees, in connection with the
          ---------------
Company's initial underwritten public offering of the Company's securities, (1) not to sell, make a short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty
(180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting the above provision as may be requested by the underwriters at the time of the public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     5.   Representations of Purchaser.  In connection with the exercise of the
          ----------------------------
Option, Purchaser hereby represents and warrants to the Company as follows:

          (a) Investment Intent; Capacity to Protect Interests.  Purchaser is
              ------------------------------------------------
acquiring these securities solely for his or her own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the " 1933 Act"). Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole or in part for any other person. Purchaser either has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

          (b) Residence.  Purchaser's principal residence is located at the
              ---------
address indicated beneath Purchaser's signature below.

          (c) Information Concerning Company.  Purchaser has heretofore received
              ------------------------------
all information regarding the Company and its plans, operations and financial condition as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Shares, and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (d) Economic Risk.  Purchaser realizes that the purchase of the Shares
              -------------
will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing Purchaser's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

          (e) Restricted Securities.  Purchaser understands and acknowledges
              ---------------------
that:

                (i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Act) and the Company is under no obligation to register the Stock;

                (ii) the share certificate representing the Shares will be stamped with the legends specified in Section 6 hereof; and

                (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

          (f) Disposition under Rule 144.  Purchaser understands that the Shares
              ----------------------
are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase and payment of the Shares (unless Rule 701 promulgated under the 1933 Act is available), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. Purchaser further understands that the resale provisions of Rule 701, if available, will not apply until ninety (90) days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met or that the Shares will ever be saleable.

          (g) Further Limitations on Disposition.  Without in any way limiting
              ----------------------------------
his representations set forth above, Purchaser further agrees that it shall in no event make any disposition of all or any portion of the Shares unless and until:

                (i) (A) there is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B)(1) Purchaser shall
                                                     --
have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) the Company shall have received an opinion from its legal counsel to the effect that such disposition will not require registration of such shares under the 1933 Act; and,
                                                ---

                (ii) Purchaser shall have complied with the restrictions on transfer, Market Standoff Agreement and Right of First Refusal set forth in this Agreement; and,
           ---

                (iii) any prospective transferee agrees to be bound by the restrictions on transfer, Market Standoff Agreement and Right of First Refusal set forth in this agreement.

     6.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (a) Legends.  Purchaser understands and agrees that the Company shall
              -------
cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHTS OF REPURCHASE AND RIGHTS OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES UNDER WHICH THESE SHARES WERE PURCHASED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (b) Stop-Transfer Notices.  Purchaser agrees that, in order to ensure
              ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) Refusal to Transfer.  The Company shall not be required (i) to
              -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     7.   Tax Consequences.
              ------------

          (a) Tax Consultation.  Purchaser understands that Purchaser may suffer
              ----------------
adverse tax consequences upon Purchaser's purchase or disposition of the Shares. Purchaser represents that

Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     8.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
agreement shall be submitted by Purchaser or by the Company forthwith to the Administer of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Purchaser.

     9.   Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

     10.  Notices.  Any notice required or permitted hereunder to the Company or
          -------
Purchaser shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by registered or certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     11.  Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this agreement to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

     12.  Entire Agreement: Amendment.  The 1991 Stock Option Plan (the "Plan")
          ---------------------------                                   -------
and the Option Agreement are incorporated herein by reference. The Plan, the Option Agreement and this Stock Purchase Agreement, and the exhibits hereto and thereto, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof. This agreement may not be amended, nor may any provision hereof or under the Option Agreement or the Plan be waived, other than by an instrument in writing executed by a duly authorized officer of the Company.

     13.  Governing Law: Severability.  This agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within the State of California. Should any provision of this agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan and the Option Agreement, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan, the Option Agreement and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Option Agreement or this Agreement. Purchaser further agrees to notify the Company upon any change in Purchaser's residence indicated below Purchaser's signature.


Submitted by:                       Accepted by:

PURCHASER:                          SCOPUS TECHNOLOGY, INC.


                                    By:
-------------------------------         ----------------------------------
          (Signature)
                                    Title:
                                          --------------------------------

Address:                            Address:
-------                             -------

                                    1900 Powell Street, Suite 700
-----------------------------
                                    Emeryville, California 94608
-----------------------------

                               CONSENT OF SPOUSE
                               -----------------


     The undersigned spouse of Purchaser has read and hereby approves the foregoing Stock Purchase Agreement (the "Purchase Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Option Agreement, the undersigned hereby agrees to be irrevocably bound by the Purchase Agreement and further agrees that any community property interest shall be similarly bound by the Purchase Agreement. 'Me undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of any rights under the Purchase Agreement.


                                    ----------------------------------
                                    Spouse of Purchaser